Exhibit 10.10

Baker Hughes Incorporated

Compensation Recoupment Policy

The Baker Hughes Incorporated Compensation Recoupment Policy (the “Policy”) adopted by the Baker Hughes Incorporated Board of Directors (the “Board”) outlines the general principles the Board will apply in exercising its discretion to require certain compensation to be repaid to Baker Hughes Incorporated (the “Company”) or its subsidiaries.

Purpose:

The purpose of this Policy is to provide the Board with the right to request and receive reimbursement of incentive compensation under the circumstances outlined in this policy.

Definitions:

For purposes of this Policy, the following terms shall have the meanings set forth below:

“Short-term incentive compensation” means bonuses paid under the Baker Hughes Incorporated Annual Incentive Plan, the Baker Hughes Incorporated Annual Incentive Plan for Employees and the Company’s discretionary short-term bonus program.

“Long-term incentive compensation” means long-term incentive compensation opportunities and payments under the Company’s 2002 Director & Officer Long Term Incentive Plan and the Baker Hughes Incorporated 2002 Employee Long Term Incentive Plan (or successor long-term incentive programs).

“Executive officer” means the executive officers of the Company within the meaning of Rule 3b7 promulgated under the Securities Exchange Act of 1934, as amended.

Misconduct Leading to an Accounting Restatement

If the Board determines that gross negligence, intentional misconduct or fraud by an executive officer or former executive officer of the Company caused or partially caused the Company to have to restate all or a portion of any of its financial statements, the Board, in its sole discretion, may, to the extent permitted by law and the Company’s benefit plans and agreements, and to the extent determined in its sole judgment that it is in the best interests of the Company to do so, require repayment of all or a portion of any short-term incentive compensation or long-term incentive compensation paid pursuant to grants to such executive officer or former executive officer and/or effect the cancellation of any unvested long-term incentive compensation, if (1) the granting of the incentive compensation opportunity or the vesting or the payment of the incentive compensation was contingent on the achievement of specific financial or operating results that were listed in the financial statement that was subsequently restated and (2) the amount of incentive compensation opportunity granted or the vesting or the payment of the incentive compensation would have been less had such specific financial or operating results that were listed in the financial statements been correct.

The Board may seek recoupment under this policy only if (1) the financial restatement shall have occurred within 36 months of the filing with the Securities and Exchange Commission of the original financial statement that was subsequently restated and (2) the Board makes any demand for recoupment within 12 months after the restatement.

Effective Date

This policy will apply to short-term and long-term incentive compensation opportunities and awards granted for performance periods commencing on or after January 1, 2014.

Delegation of Authority

The Board may delegate to the Compensation Committee or any other committee of the Board the authority to make any determinations or to take any actions under this policy.

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